                                                                     Exhibit 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SNS HOUSEHOLD BRANDS, INC.


                                     * * * *
          ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                     * * * *


          The undersigned, being the Secretary of SNS Household Brands, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST:    The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by deleting Article One thereof in its entirety and substituting therefore Article One as follows:

                                   ARTICLE ONE

          The name of the corporation is Prestige Household Brands, Inc."

     SECOND:   The Amendment was duly adopted in accordance with Section 228 and
Section 242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

                              *   *   *   *   *   *

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 30th day of March, 2004.

                                   SNS Household Brands, Inc.,
                                    a Delaware corporation

                                   By:   /S/ PETER J. ANDERSON
                                         -------------------------------
                                         Name:  Peter J. Anderson
                                         Title: Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SNS HOUSEHOLD BRANDS, INC.

                                   ARTICLE ONE

          The name of the corporation is SNS Household Brands, Inc.

                                   ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

                            NAME AND MAILING ADDRESS

                                Thaddine G. Gomez
                             200 East Randolph Drive
                                   Suite 5400
                             Chicago, Illinois 60601

                                   ARTICLE SIX

          The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 26th day of February, 2004.


                                        /S/ THADDINE G. GOMEZ
                                        ---------------------
                                        Thaddine G. Gomez
                                        Sole Incorporator